CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             TEMPLETON FUNDS TRUST

                              (changing name from
                 "Templeton Funds Trust" to "Templeton Funds")

     The undersigned Trustees of Templeton Funds Trust, a Delaware statutory trust (the "Trust"), constituting a majority of the Board of Trustees of the Trust (the "Trustees"), do hereby certify that:

     FIRST. The Trustees deem it desirable to change the name of the Trust from TEMPLETON FUNDS TRUST to TEMPLETON FUNDS.

     SECOND.  Pursuant  to the  authority  granted to the Board of  Trustees  in
Article IX, Section 1 of the Agreement and Declaration of Trust of the Trust, such Agreement and Declaration of Trust is hereby amended by deleting the name TEMPLETON FUNDS TRUST throughout the entire document (including, the footer, the cover page and pages 1, 3 and 33) and replacing such name with the name TEMPLETON FUNDS, effective as of the time the Certificate of Amendment of Certificate of Trust establishing such name change is filed with the Secretary of State of the State of Delaware.

     THIRD. This Certificate of Amendment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned Trustees have duly executed this Certificate of Amendment this 5th day of December, 2006.


/s/HARRIS J. ASHTON                    /s/NICHOLAS F. BRADY
------------------------------         ----------------------------------
Harris J. Ashton, Trustee                Nicholas F. Brady, Trustee


/s/FRANK J. CROTHERS                   /s/EDITH E. HOLIDAY
------------------------------         -----------------------------------
Frank J. Crothers, Trustee               Edith E. Holiday, Trustee


/s/CHARLES B. JOHNSON                  /s/RUPERT H. JOHNSON
------------------------------         -----------------------------------
Charles B. Johnson, Trustee            Rupert H. Johnson, Jr., Trustee


/s/DAVID W. NIEMIEC                   /s/FRANK A. OLSON
------------------------------        -------------------------------------
David W. Niemiec, Trustee             Frank A. Olson, Trustee


/s/LARRY D. THOMPSON                 /s/CONSTANTINE D. TSERETOPOULOS
------------------------------       --------------------------------------
Larry D. Thompson, Trustee           Constantine D. Tseretopoulos, Trustee


/s/ROBERT E. WADE
------------------------------
Robert E. Wade, Trustee